Exhibit 5.1

August 6, 2021

TPG RE Finance Trust, Inc.

888 Seventh Avenue, 35th Floor

New York, New York 10106

Ladies and Gentlemen:

We have acted as counsel to TPG RE Finance Trust, Inc., a Maryland corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of: (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); (ii) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”); (iii) debt securities of the Company, which may be either senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the “Warrants”); (v) subscription rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Subscription Rights”); (vi) purchase contracts with respect to Common Stock, Preferred Stock or Debt Securities (the “Purchase Contracts”); and (vii) units consisting of two or more of the securities described in clauses (i) through (vi) above (the “Units,” and collectively with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Subscription Rights and the Purchase Contracts, the “Securities”). The Registration Statement also registers the offer and sale by the selling stockholders identified under the caption “Selling Stockholders” in the Registration Statement of up to an aggregate of 15,893,033 shares of Common Stock (the “Selling Stockholders’ Shares”).

We have also participated in the preparation of a prospectus relating to the Securities and the Selling Stockholders’ Shares (the “Prospectus”), which is contained in the Registration Statement to which this opinion is an exhibit.

The Senior Debt Securities will be issued under an indenture (the “Senior Indenture”) between the Company and a trustee yet to be named, the form of which is filed as an exhibit to the Registration Statement. The Subordinated Debt Securities will be issued under an indenture (the “Subordinated Indenture”) between the Company and a trustee yet to be named, the form of which is filed as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the “Indentures.”

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The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”).

The Subscription Rights will be issued under one or more subscription rights agreements (each, a “Rights Agreement” and, collectively, the “Rights Agreements”) between the Company and such rights agent as shall be named therein (the “Rights Agent”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and, collectively, the “Purchase Contract Agreements”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, collectively, the “Unit Agreements”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

The Indentures, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, the form of Senior Indenture and the form of Subordinated Indenture, (ii) the Company’s Articles of Amendment and Restatement (the “Charter”), (iii) the Company’s Second Amended and Restated Bylaws (the “Bylaws”) and (iv) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. As to matters of fact relevant to the opinions expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with rendering the opinions set forth below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified or photostatic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, and (iv) the genuineness of all signatures. In rendering the opinions set forth below, we have also assumed that, at the time of execution, authentication or countersignature, issuance and delivery of any Securities, (i) the Company is validly existing and in good standing under the law of the State of Maryland and has duly authorized, executed and delivered the Securities and any applicable Securities Agreements in accordance with the Charter and the Bylaws and the law of the State of Maryland, (ii) the execution, issuance, delivery and performance by the Company of the Securities and any applicable Securities Agreements do not violate the law of the State of Maryland or any other jurisdiction, except that no such assumption is made with respect to the law of the State of New York, (iii) the execution, issuance, delivery and performance by the Company of the Securities and any applicable Securities Agreements do not constitute a breach or violation of any agreement or instrument that is binding

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upon the Company or the Charter or Bylaws, (iv) each of the applicable Securities Agreements will be the valid and legally binding obligation of all parties thereto other than the Company and that such applicable Securities Agreements are governed by the law of the State of New York, and (v) the applicable trustee will have been qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on Form T-1 will have been properly filed with the Commission.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming due authentication thereof by the trustee under the applicable Indenture and upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) and otherwise in accordance with the provisions of the applicable Indenture and such agreement (and, in the case of Debt Securities issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), such Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to Warrants, assuming the due countersignature thereof by the Warrant Agent and upon payment of the consideration for such Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

3. With respect to the Subscription Rights, assuming the due countersignature thereof by the Rights Agent and upon payment of the consideration for such Subscription Rights provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable Rights Agreement, such Subscription Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4. With respect to the Purchase Contracts, assuming the due countersignature thereof by the Purchase Contract Agent and upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the applicable Purchase Contract Agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Units, assuming the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of the Units and the due execution, countersignature, issuance and delivery of the Units against deposit of the Securities

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that are components of the Units in accordance with the Unit Agreement, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and in accordance with the provisions of such agreements, the Unit Agreement and the applicable Securities Agreements, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions in paragraphs 1 through 5 above are subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

The foregoing opinions are limited in all respects to the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Vinson & Elkins LLP

Vinson & Elkins LLP